Exhibit 10.33

INDEBTEDNESS CONVERSION AGREEMENT

This Indebtedness Conversion Agreement (the “Agreement”) is entered into as of February 27, 2015 (the “Effective Date”), by and between Yulong Eco-Materials Limited, a Cayman Islands exempted company (the “Company”), and the undersigned shareholders of the Company (each a “Shareholder” and collectively the “Shareholders”). Henan Jianyida Industrial Co., Ltd. (“Yulong Bricks”), Pingdingshan Hengji Concrete Co., Ltd. (“Yulong Concrete”), Pingdingshan Xulong Renewable Resource Co., Ltd. (“Yulong Renewable”), and Pingdingshan Hengji Industrial Co., Ltd. (“Yulong Transport”) are each made a signatory hereto for the sole purpose of acknowledging the Agreement.

WHEREAS, as of the Effective Date, Yulong Bricks, Yulong Concrete, Yulong Renewable and Yulong Transport (collectively the “Yulong VIEs”) each has certain indebtedness to one or more of the Shareholders from (a) declared but unpaid dividends due such Shareholders in the aggregate amount of 48,833,997 Renminbi (the “Dividends”), and/or (b) loans from such Shareholders in the aggregate amount of 12,006,665 Renminbi (the “Loans”); and

WHEREAS, the Company controls the Yulong VIEs through contractual arrangements and is deemed the primary beneficiary of their business operations, and believes it to be in the best interests of the Company and its shareholders if, in lieu of cash repayments from the Yulong VIEs, the Dividends and Loans are converted into shares of the Company’s ordinary shares, par value $0.001 per share (“Ordinary Shares”), which proposal is acceptable to the Shareholders upon the terms and conditions of this Agreement;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Shareholders agrees as follows:

1. Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1:

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of California are authorized or required by Law or other governmental action to close.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liens” means any mortgage, lien, pledge, charge, restriction, security interest, encumbrance, right of first refusal, preemptive right, option, lease, sublease or other restriction or encumbrance of any kind.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2. Conversion. Concurrent with the closing of the initial public offering by the Company of its Ordinary Shares (the “IPO”), the Dividends and the Loans (collectively the “Indebtedness”) shall automatically convert into Ordinary Shares as follows (the “Conversion”):

(a) Concurrent with the final determination by the Company and its underwriters of the per share IPO price (the “IPO Pricing”), the Indebtedness shall be denominated in US Dollars based on the exchange rate published by Bloomberg on the date of the IPO Pricing;

(b) Concurrent with the closing of the IPO (the “Closing Date”), the Indebtedness shall automatically convert into a number of Ordinary Shares (collectively the “Conversion Shares”) at the per share IPO price (the “Conversion Price”) by dividing (i) the Indebtedness (denominated in US Dollars pursuant to Section 2(a)) by (ii) the Conversion Price; and

(c) Within ten (10) Business Days from the Closing Date, the Company shall deliver, or cause to be delivered, a portion of the Conversion Shares to each Shareholder equivalent to the portion of the Indebtedness attributable to such Shareholder, as set forth in the signature page hereto of such Shareholder.

3. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Shareholders, as of the date hereof and as of the Closing Date:

(a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. The Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable Law.

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(b) Issuance of Conversion Shares. The Conversion Shares are duly authorized and, when issued and paid for in accordance with the Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Agreement.

(c) Private Placement. Assuming the accuracy of the Shareholders’ representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and issuance of the Conversion Shares by the Company to the Shareholders as contemplated hereby.

(d) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Agreement. The Shareholders shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3(d) that may be due in connection with the transactions contemplated by the Agreement.

(e) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Conversion Shares by any form of general solicitation or general advertising. The Company has offered the Conversion Shares for issuance only to the Shareholders.

(f) Correctness of Representations and Information. The Company represents that the representations and warranties of this Section 3 are true and correct as of the date hereof and, unless the Company otherwise notifies the Shareholders prior to the Closing Date, shall be true and correct as of the Closing Date.

4. Representations and Warranties of Shareholders. Each Shareholder hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Due Execution. The Agreement has been duly executed by such Shareholder, and when delivered by such Shareholder in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Shareholder, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable Law.

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(b) Cancellation of Indebtedness. As of the Closing Date, and subject to the full performance by the Company of its obligations hereunder, such Shareholder shall have irrevocably and permanently discharged the Yulong VIEs from their obligations to pay the Indebtedness, including all accrued interest, penalties and related costs, and shall have surrendered any and all of its rights to collect any portion of the Indebtedness.

(c) Investment Representation. Such Shareholder is acquiring such Shareholder’s portion of the Conversion Shares not with a view to distribute or sell in violation of the Securities Act or any state securities laws or rules and regulations promulgated thereunder.

(d) Non-U.S. Person Under Regulation S. Such Shareholder:

(i) is not a “U.S. person” as defined by Rule 902 of Regulation S promulgated under the Securities Act, was not organized under the Laws of any U.S. jurisdiction, and was not formed for the purpose of investing in securities not registered under the Securities Act;

(ii) was located outside the United States at the time of Closing;

(iii) was not offered the Conversion Shares within the United States;

(iv) will make all subsequent offers and sales of the Conversion Shares (a) outside the United States in compliance with Rule 903 or Rule 904 of Regulation S, (2) pursuant to registration of the Conversion Shares under the Securities Act, or (3) pursuant to an exemption from such registration; and understands the conditions of the exemption from registration afforded by section 4(l) of the Securities Act and acknowledges that there can be no assurance that it will be able to rely on such exemption;

(v) will not resell the Conversion Shares to U.S. persons or within the United States until after the end of the one-year period commencing on the date of Closing (the “Restricted Period”);

(vi) shall not and hereby agrees not to enter into any short sales with respect to the Conversion Shares at any time after the execution of this Agreement and prior to the expiration of the Restricted Period;

(vii) understands that the Conversion Shares are being offered and sold to it in reliance on specific provisions of federal and state securities Laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understanding of Such Shareholder set forth herein in order to determine the applicability of such provisions; and agrees to notify the Company of any events which would cause the representations and warranties of Such Shareholder to be untrue or breached at any time after the execution of this Agreement and prior to the expiration of the Restricted Period;

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(viii) shall provide, in the event of resale of the Conversion Shares to non-U.S. persons outside of the United States during the Restricted Period, a written confirmation or other written notice to any distributor, dealer, or person receiving a selling concession, fee, or other remuneration in respect of the Conversion Shares stating that such Such Shareholder is subject to the same restrictions on offers and sales that apply to Such Shareholder, and shall require that any such purchase shall provide such written confirmation or other notice upon resale during the Restricted Period;

(ix) has not engaged, nor is it aware that any party has engaged, and it will not engage or cause any third party to engage in any “directed selling” efforts (as such term is defined in Regulation S) in the United States with respect to the Conversion Shares;

(x) is not a “distributor” as such term is defined in Regulation S, and it is not a “dealer” as such term is defined in the Securities Act;

(xi) has not taken any action that would cause any party to this Agreement to be subject to any claim for commission or other or remuneration by any broker, finder, or other Person; and

(xii) has satisfied fully observed of the Laws of the jurisdiction in which it is located or domiciled, in connection with the acquisition of the Conversion Shares or with this Agreement, including (i) the legal requirements of Such Shareholder’s jurisdiction for the purchase and acquisition of the Conversion Shares, (ii) any foreign exchange restrictions applicable to such purchase and acquisition, (iii) consent of any Governmental Authority that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale, or transfer of the Conversion Shares; and agrees to continue to comply with such Laws as long as it shall hold the Conversion Shares.

(e) Unregistered Securities. Such Shareholder understands that the Conversion Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the accuracy of Such Shareholder’s representations as expressed herein. Such Shareholder understands that the Conversion Shares are “restricted securities” under applicable U.S. federal and state securities Laws and that, pursuant to these Laws, such Shareholder must hold the Conversion Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Such Shareholder acknowledges that the Company has no obligation to register or qualify the Conversion Shares for resale. Such Shareholder further acknowledges that if any exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Conversion Shares, and on requirements relating to the Company which are outside of such Shareholder’s control, and which the Company is under no obligation and may not be able to satisfy.

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(f) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by such Shareholder to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Agreement. The Company shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4(f) that may be due in connection with the transactions contemplated by the Agreement.

(g) No Government Review. Such Shareholder understands that no United States federal or state agency or any other Governmental Authority has passed on or made any recommendation or endorsement of the Conversion Shares or the fairness or suitability of the investment in the Conversion Shares nor have such authorities passed upon or endorsed the merits thereof.

(h) Reliance by the Company. Such Shareholder understands that the Conversion Shares are being offered and issued in reliance on a transactional exemption from the registration requirements of federal and state securities Laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Shareholder set forth herein in order to determine the applicability of such exemptions and the suitability of such Shareholder to acquire the Conversion Shares.

(i) Correctness of Representations and Information. Such Shareholder represents that the representations and warranties of this Section 4 and the information provided by such Shareholder on the signature page hereof are true and correct as of the date hereof and, unless such Shareholder otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date.

5. Covenants of the Parties.

(a) Transfer Restrictions.

(i) The Conversion Shares may only be disposed of in compliance with state and federal securities Laws. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Shareholder under this Agreement.

(ii) Each Shareholder agrees to the imprinting, so long as is required by this Section 5(a), of a legend on the certificates representing the Conversion Shares in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

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(iii) Each Shareholder agrees that such Shareholder will sell the Conversion Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and acknowledges that the removal of the restrictive legend from certificates representing the Conversion Shares as set forth in this Section 5(a) is predicated upon the Company’s reliance upon this understanding.

(b) Fractional Shares. Upon conversion hereunder, the Company shall not be required to issue stock certificates representing fractions of shares, but may if otherwise permitted, make cash payment in respect of any final fraction of a share based on the Conversion Price. If the Company elects not, or is unable, to make such cash payment to any Shareholder, such Shareholder shall be entitled to receive, in lieu of the final fraction of a share, one whole share.

(c) Replacement Certificates. If any certificate or instrument evidencing any Conversion Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement certificates.

(d) Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Agreement, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Shareholder or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Shareholder shall have executed a written agreement regarding the confidentiality and use of such information.

6. General Provisions.

(a) Entire Agreement. The Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

(b) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Los Angeles, California time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (Los Angeles, California time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

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(c) Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Shareholders or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(d) Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Shareholders (other than by merger). A Shareholder may assign any or all of its rights under this Agreement to any Person to whom such Shareholder assigns or transfers any of such Shareholder’s portion of the Conversion Shares or its rights to acquire such Conversion Shares, provided that such transferee agrees to be bound, with respect to the transferred Conversion Shares, by the provisions of the Agreement that apply to the Shareholders. This Agreement is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(f) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Agreement shall be governed by and construed and enforced in accordance with the internal Laws of the Cayman Islands, without regard to the principles of conflicts of Law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Los Angeles, California. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Los Angeles, California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by Law. If either party shall commence an action or proceeding to enforce any provisions of the Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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(g) Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(h) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(i) Remedies. In addition to being entitled to exercise all rights provided herein or granted by Law, including recovery of damages, each Shareholder and the Company will be entitled to specific performance under the Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Agreement and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at Law would be adequate.

(j) Construction. Whenever required by the context of this Agreement, the singular shall include the plural and the plural shall include the singular. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Agreement or any amendments hereto.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY: YULONG ECO-MATERIALS LIMITED

By:	/s/ Yulong Zhu
Name: Yulong Zhu
Title: Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURE PAGE FOR SHAREHOLDERS FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Shareholder:	Yingtao Miao

Signature of Shareholder:	/s/ Yingtao Miao
Amount of Indebtedness to be Converted:	3,330,759 Renminbi

Name of Shareholder:	Guangjiang Zhu

Signature of Shareholder:	/s/ Guangjiang Zhu
Amount of Indebtedness to be Converted:	10,836,285 Renminbi

Name of Shareholder:	Hu Zhu

Signature of Shareholder:	/s/ Hu Zhu
Amount of Indebtedness to be Converted:	13,514,448 Renminbi

Name of Shareholder:	Lei Zhu

Signature of Shareholder:	/s/ Lei Zhu
Amount of Indebtedness to be Converted:	2,345,645 Renminbi

Name of Shareholder:	Yulong Zhu

Signature of Shareholder:	/s/ Yulong Zhu
Amount of Indebtedness to be Converted:	30,813,525 Renminbi

[SHAREHOLDER SIGNATURE PAGE TO

INDEBTEDNESS CONVERSION AGREEMENT;

ACKNOWLEDGEMENT OF YULONG VIES FOLLOWS]

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ACKNOWLEDGED BY:

Yulong Bricks:
Henan Jianyida Industrial Co., Ltd.

By:	/s/ Kunfeng Zhang
Name:	Kunfeng Zhang
Title:	Legal Representative

Yulong Concrete:
Pingdingshan Hengji Concrete Co., Ltd.

By:	/s/ Liping Zhai
Name:	Liping Zhai
Title:	Legal Representative

Yulong Renewable:
Pingdingshan Xulong Renewable Resource Co., Ltd.

By:	/s/ Yulong Zhu
Name:	Yulong Zhu
Title:	Legal Representative

Yulong Transport: Pingdingshan Hengji Industrial Co., Ltd.

By:	/s/ Aimin Shi
Name:	Aimin Shi
Title:	Legal Representative

[ACKNOWLEDGEMENT OF YULONG VIES TO

INDEBTEDNESS CONVERSION AGREEMENT]

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